EXHIBIT 4.1

USA Truck Accelerates Termination Date of Stockholders Rights Plan

Van Buren, AR — April 10, 2014 — USA Truck, Inc. (NASDAQ: USAK), a leading North American transportation and logistics solutions provider, today announced that its Board of Directors has unanimously voted to terminate the Company’s Stockholders’ Rights Plan (the “Plan”) effective April 11, 2014.

Chairman of the Board Robert A. Peiser commented, “We adopted the Stockholders’ Rights Plan in November 2012 as we began implementing a comprehensive turnaround program, designed to bring increased value to USA Truck’s stockholders and increased opportunities for our employees.  The Plan was designed to give the Company time to execute our turnaround without unnecessary distractions, including unsolicited and inadequate takeover offers.

“Over the past 18 months, under the leadership of President and CEO John Simone, we expanded our senior management team and began capitalizing on USA Truck’s blue-chip customer base, dedicated employees and substantial assets.  With the turnaround well underway, and with our stock price having appreciated well above the price existing at the time of the Plan’s adoption, the Plan has served its intended purpose.  The Board’s decision to terminate the Plan demonstrates our confidence in the Company’s management team, ongoing strategy and employees.”

The termination will be effected by amending the Plan, commonly known as a “poison pill,” to accelerate its expiration date to the close of business on April 11, 2014.  Stockholders are not required to take any action as a result of the termination.  USA Truck will be taking routine actions to terminate, deregister and delist the related preferred share purchase rights under applicable law, including the Securities Exchange Act of 1934.  USA Truck has not arranged for listing and/or registration of the preferred share purchase rights on another national securities exchange or for quotation of the preferred share purchase rights in a quotation medium.  These actions are administrative in nature and will have no effect on USA Truck’s common stock, which continues to be listed on NASDAQ.

Safe Harbor Statement
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are usually identified by words such as ‘anticipates’, ‘believes’, ‘estimates’, ‘plans’, ‘projects’, ‘expects’, ‘hopes’, ‘intends’, ‘will’, ‘could’, ‘may’ or similar expressions.  Forward-looking statements speak only as of the date the statement was made.  Such forward-looking are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are inherently uncertain, are based upon the current beliefs, assumptions and expectations of our management and current market conditions, all of which are subject to significant risks and uncertainties, some of which cannot be predicted or quantified, particularly those identified in the Risk Factor section of our most recent annual report Form 10-K as those risk factors may be updated from time to time, and other factors identified from time to time in our other disclosures in press releases, stockholder reports, and other filings with the Securities and Exchange Commission.  As a result of these and other factors, actual results may differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  The Company makes no commitment and disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States. We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas. Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

For more information, please contact:
Cliff Beckham, EVP & CFO
USA Truck
(479) 471-2672
Cliff.Beckham@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com